Exhibit 5.1

Texas New York Washington, DC Connecticut Seattle Dubai London	Bracewell & Giuliani LLP 711 Louisiana Street Suite 2300 Houston, Texas 77002-2770 713.223.2300 Office 713.221.1212 Fax bgllp.com

August 2, 2011

Chesapeake Midstream Partners, L.P.

900 NW 63rd Street

Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:

We have acted as special counsel to Chesapeake Midstream Partners, L.P. (the “Partnership”), a Delaware limited partnership, in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, (i) by the Partnership of common units representing limited partner interests in the Partnership (the “Common Units”), (ii) by selling unitholders named in the Registration Statement of Common Units, (iii) by the Partnership of debt securities, which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), and may be co-issued by CHKM Finance Corp., a Delaware corporation (“Finance Corp”), and (iv) guarantees (the “Guarantees”) of the Debt Securities by certain subsidiaries of the Partnership listed in the Registration Statement as guarantors (the “Guarantors”). The Common Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement. We have been asked by the Partnership to render this opinion.

We have examined originals or copies of (a) the Registration Statement, (b) the form of Indenture filed as an exhibit to the Registration Statement (the “Indenture”), (c) the Certificate of Limited Partnership of the Partnership, as amended to date, (d) the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “Partnership Agreement”), (e) the Limited Liability Company Agreement of Chesapeake Midstream GP, L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), (f) the constituent documents and agreements of Finance Corp. and the Guarantors, (g) certain resolutions adopted by the Board of Directors of the General Partner, (h) certain resolutions adopted by the Board of

Chesapeake Midstream Partners, L.P.

August 2, 2011

Directors of Finance Corp., (i) certain resolutions adopted by the members or managers of each of the Guarantors, and (j) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the General Partner and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed the due authorization, execution and delivery of the Indenture and the Debt Securities by the parties thereto and that the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus Supplement.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.

with respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, (ii) any selling unitholder, if applicable, has taken all necessary action to approve the sale of the Common Units, the terms of the offering thereof and related matters and (iii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and any selling unitholder, if applicable, upon payment of the specified consideration therefor, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act); and

2.

with respect to the Debt Securities and the Guarantees, when (i) the Indenture has been duly executed and delivered by the Partnership, Finance Corp. and the Guarantors, as applicable, and the trustee thereunder, and has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, Finance Corp. and the Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and

Chesapeake Midstream Partners, L.P.

August 2, 2011

(iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp. and the Guarantors, as applicable, upon payment of the specified consideration therefor, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Finance Corp. and the Guarantors, as applicable, enforceable against the Partnership, Finance Corp. and the Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are based on and limited to applicable laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, and the applicable federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The references to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act in the preceding sentence include the referenced statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the references to our firm under the heading “Validity of the Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

Chesapeake Midstream Partners, L.P.

August 2, 2011

Very truly yours, /s/ Bracewell & Giuliani LLP Bracewell & Giuliani LLP